EITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

AMENDED AND RESTATED COMMON STOCK PURCHASE WARRANT

TEN Holdings, Inc.

Warrant Shares: 4.9%, subject to adjustment as set forth herein.

Issuance Date: As of February 12, 2024

THIS AMENDED AND RESTATED COMMON STOCK PURCHASE WARRANT (the "Warrant") amends and restates those certain warrants (the "Original Warrants") issued on February 12, 2024, by The Events Network, Inc. ("The Events Network"), the predecessor to TEN Holdings, Inc., a Nevada corporation (the "Company"), to Spirit Advisors, a Delaware limited liability company, or its assigns (the "Holder"), as amended on March 15, 2024, and certifies that, for value received, such Holder is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Trigger Date (as defined below) and on or prior to the close of business on the tenth anniversary of the Trigger Date (the "Termination Date"), but not thereafter, to subscribe for and purchase shares of capital stock (the "Common Stock") of the Company, subject to adjustment hereunder (the "Warrant Shares"), as set forth herein. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2.

Section 1. Definitions; Warrant Shares. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in a Spirit Advisors LLC Consulting Agreement dated as of February 5, 2024 between the Company and the Holder (the "Consulting Agreement"). The Company and the Holder acknowledge and agree that the number of Warrant Shares as set forth above represent 4.9% of the issued and outstanding Common Stock as of the Issuance Date, and that such number of Warrant Shares shall be subject to adjustment as set forth herein. In addition, for purposes herein, the following terms shall have the following meanings:

(a) "Fundamental Transaction" means (i) the Company, directly or indirectly, in one or more related transactions effecting any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effecting any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase

offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding shares of Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effecting any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummating a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), in each of clauses (i) through (v), inclusive.

(b) "IPO" means any event wherein any class of the Company's stock becomes listed for trading on any tier of the NASDAQ Stock Market, the New York Stock Exchange or the NYSE American.

(c) "SPAC" means a special purpose acquisition company whose stock is listed for trading on any tier of the NASDAQ Stock Market, the New York Stock Exchange or the NYSE American.

(d) "Trigger Date" means the earlier of the date that either (i) the Company completes its first IPO, (ii) the Company consummates a merger or other transaction with a SPAC wherein the Company becomes a subsidiary of the SPAC; or (iii) the Company consummates any other Fundamental Transaction.

Section 2. Exercise.

(a) Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Trigger Date and before the Termination Date (the "Exercise Period") by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing or by email to the registered Holder at the address of the Holder appearing on the books of the Company or to Holder's email address specified by the Holder) of a duly executed facsimile or electronic copy of the Notice of Exercise Form attached hereto. Within two (2) Trading Days (as defined below) following the date of aforesaid exercise, the Holder shall deliver the aggregate Exercise Price (if the exercise is pursuant to Section 2(b)) for the shares specified in the applicable Notice of Exercise by wire transfer or cashier's check drawn on a United States bank specified in the applicable Notice of Exercise. Notwithstanding anything herein to the contrary (although the Holder may surrender the Warrant to, and receive a replacement Warrant from, the Company), the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is

delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within two (2) Trading Days of delivery of such notice. **The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.** For purposes herein, the term "Trading Day" means any day that shares of Common Stock are listed for trading or quotation on any tier of the NASDAQ Stock Market, the New York Stock Exchange or the NYSE American.

(b) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $0.01, subject to adjustment as described herein (as applicable, the "Exercise Price").

(c) Cashless Exercise. In the event that there is no effective registration statement registering the Warrant Shares, or no current prospectus available for the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised at the Holder's election, in whole or in part, at such time by means of a "cashless exercise" in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) * (X)] by (A), where:

> (A) = the Market Price (as defined below) on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a "cashless exercise," as set forth in the applicable Notice of Exercise, where the "Market Price" equals the highest traded price of the Common Stock during the one hundred fifty (150) Trading Days prior to the date of the respective Exercise Notice;
>
> (B) = the Exercise Price of this Warrant, as adjusted hereunder; and
>
> (X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

(d) Anti-Dilution Adjustments to Exercise Price. If the Company or any Subsidiary (as defined below) thereof, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or securities entitling any person or entity (for purposes of clarification, including but not limited to the Holder pursuant to (i) any other security of the Company issued to Holder on or after the Issuance Date or (ii) any other agreement entered into between the Company and Holder) to acquire shares of Common Stock (upon conversion, exercise or otherwise), at an effective price per share less than the then Exercise Price (such lower price, the "Base Share Price" and

such issuances collectively, a "Dilutive Issuance") (if the holder of the Common Stock or Common Stock Equivalents (as defined below) so issued shall at any time, whether by operation of purchase price adjustments, elimination of an applicable floor price for any reason in the future (including but not limited to the passage of time or satisfaction of certain condition(s)), reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled or potentially entitled to receive shares of Common Stock at an effective price per share which is less than the Exercise Price at any time while such Common Stock or Common Stock Equivalents are in existence, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance (regardless of whether the Common Stock or Common Stock Equivalents are (i) subsequently redeemed or retired by the Company after the date of the Dilutive Issuance or (ii) actually converted or exercised at such Base Share Price), then the Exercise Price shall be reduced at the option of the Holder and only reduced to equal the Base Share Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued, regardless of whether the Common Stock or Common Stock Equivalents are (i) subsequently redeemed or retired by the Company after the date of the Dilutive Issuance or (ii) actually converted or exercised at such Base Share Price by the holder thereof (for the avoidance of doubt, the Holder may utilize the Base Share Price even if the Company did not actually issue shares of its common stock at the Base Share Price under the respective Common stock Equivalents). The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 2(d), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice the "Dilutive Issuance Notice"). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 2(d), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise. "Common Stock Equivalents" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock. For purposes herein, "Subsidiaries" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

(e) Mechanics of Exercise.

(i) Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the Company's then-engaged transfer agent (the "Transfer Agent") to the Holder by crediting the account of the Holder's prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system ("DWAC") if the Company is then a participant in such system and there is an effective registration statement permitting the issuance of the Warrant Shares to, or resale of the Warrant Shares, by the Holder and otherwise by physical delivery to the

address specified by the Holder in the Notice of Exercise by the date that is two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (such date, the "Warrant Share Delivery Date"). The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, prior to the issuance of such shares, having been paid.

(ii) Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iii) Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares by the Warrant Share Delivery Date, then the Holder will have the right, at any time prior to issuance of such Warrant Shares, to rescind such exercise.

(iv) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(v) Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise.

(vi) Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(f) Holder's Exercise Limitations. From and after the date that the Warrant Shares are of a class of equity of the borrower registered under Section 12(g) of the Exchange Act or the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company shall not effect any exercise of this Warrant, and Holder shall not have the right to exercise any portion of this Warrant, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder's affiliates, and any other Persons acting as a group together with the Holder or any of the Holder's affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(f) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder's determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(f), in determining the number of outstanding shares of Common Stock, Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company's most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The "Beneficial Ownership Limitation" shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable

upon exercise of this Warrant. The Holder may decrease the Beneficial Ownership Limitation at any time and the Holder, upon not less than sixty-one (61) days' prior notice to the Company, may increase or waive the Beneficial Ownership Limitation provisions of this Section 2(f), provided that any such increase or waiver will not be effective until the 61st day after such notice is delivered to the Company. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

(g) Prohibition of Exercise of Warrant. Notwithstanding the above provisions hereof, the Holder may not exercise any part of this Warrant to the Company for any purpose other than the purpose hereof after the Trigger Date, and, in the event that the Trigger Date has not occurred within two (2) years after the Issuance Date, this Warrant shall be automatically terminated and shall be returned to the Company.

(h) Representation by the Holder. The Holder, and a successor holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 3. Certain Adjustments and Revisions to Warrant.

(a) Fundamental Transaction.

(i) Transaction. If, at any time while this Warrant is outstanding, the Company consummates any Fundamental Transaction, then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the number of shares of common stock of the successor or acquiring corporation (the "Successor Entity"), of the Company, if it is the surviving corporation, and any additional consideration (the "Alternate Consideration") receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction, and any references herein to the "Company", whether standing alone or as a part of any other defined term, shall be deemed a reference to the successor or acquiring corporation in the Fundamental Transaction, or the Company if it is the surviving corporation, and this Warrant shall be so exercisable with respect to the Successor Entity or the Company, as applicable. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the

Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. If so requested by the Company, the Successor Entity or the Holder, each of the Company, the Successor Entity and the Holder shall reasonably cooperate to execute and deliver such agreements and documents as required to effect the intent of the provisions of this Section 3(a) and the other provisions herein.

(ii) Holder Election. In the event that a Fundamental Transaction occurs prior to the full exercise of this Warrant, the Holder, in its sole discretion and as evidenced by written notice to the Company and the Successor Entity, if applicable, at any time shall have the right to elect to cause the Company and the Successor Entity, if applicable, to issue to Holder a new warrant of the Company or the Successor Entity (the "Fundamental Transaction Replacement Warrant"), which Fundamental Transaction Replacement Warrant shall be issued within three business days of such election by Holder, and shall reflect the terms and conditions herein following the effects of this Section 3(a), and the other provisions herein.

(iii) Terms of Replacement Warrant. The Fundamental Transaction Replacement Warrant shall be substantially in the form of this Warrant (other than the last sentence of Section 5(e) shall be omitted, and such additional changes as reasonably required to reflect any Successor Entity as the issuer shall be made), and shall provide for the acquisition of the stock of the Company and the Successor Entity, as applicable, and will be for a number of shares of the Company and the Successor Entity comprising the number of shares of the Company and the Successor Entity into which 4.9% of the shares of the Company as of the Issuance Date as set forth above were converted or exchanged in the Fundamental Transaction, less any proportion of this Warrant which has been exercised as of the time of the issuance of the Fundamental Transaction Replacement Warrant. By way of example and not limitation, in the event that this Warrant was initially exercisable for 1,000 shares of the Company and the Company had 100,000 shares outstanding, and assuming no portion of this Warrant had been exercised, if all 100,000 shares of the Company were converted or exchanged in a Fundamental Transaction for 1,000,000 shares of the Successor Entity, the Fundamental Transaction Replacement Warrant would be exercisable for 10,000 shares of the Successor Entity. The Fundamental Transaction Replacement Warrant shall be governed by the laws of the jurisdiction of organization of the Company or the Successor Entity, as applicable. Upon any issuance of the Fundamental Transaction Replacement Warrant, this Warrant shall thereafter be null and void.

(b) [Reserved].

(c) Adjustment of Warrant Shares. The number of Warrant Shares for which this Warrant shall be exercisable shall be automatically adjusted on the Trigger Date to be 4.9% of the fully diluted number and class of shares of capital stock of the Company or any Successor Entity, as applicable, as of the Trigger Date, following completion of the transactions which caused the Trigger Date to be achieved.

(d) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock; (ii) subdivides outstanding shares of Common Stock into a larger number of shares; (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(e) Non-Circumvention. The intent of the provisions of this Section 3 is that the Holder will be entitled to acquire shares of stock in the entity in which or through which the Company consummates any Trigger Event, whether being the Company or any Successor Entity, and the Company shall not undertake any actions or fail to take any actions which would reasonably be expected to frustrate such intent, and shall take such actions as reasonably required to effect such intent.

(f) Voluntary Reduction. The Company may unilaterally reduce the Exercise Price at any time.

(g) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding. For the avoidance of doubt, the adjustments to the number of Warrant Shares and to the Exercise Price as set forth in each of Section 2(d), Section 3(a), Section 3(b), Section 3(c) and Section 3(d), and any other adjustment or modification provisions herein, shall each operate independently of each other, and cumulatively.

(h) Notice to Holder.

(i) Adjustments. Whenever the Exercise Price or the number of Warrant Shares is adjusted pursuant to any provision in this Warrant, or in the event of any Fundamental Transaction, the Company shall promptly mail or email to the Holder a notice setting forth the Exercise Price and the number of Warrant Shares after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii) Notice to Allow Exercise by Holder. If (A) the Company shall declare a

dividend (or any other distribution in whatever form) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on, or a redemption of, the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities; or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, to the extent that such information constitutes material non-public information (as determined in good faith by the Company) the Company shall follow the procedure described the Consulting Agreement and shall deliver to the Holder at its last address or email address as it shall appear upon the Warrant Register of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail or email such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

(a) Transferability. Subject to compliance with any applicable securities laws, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, without the Company's written consent. Upon receipt of such written consent from the Company, Holder shall surrender this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment,

the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b) New Warrants. Subject to compliance with all applicable securities laws, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5. Miscellaneous.

(a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth herein.

(b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then, such action may be taken or such right may be exercised on the next succeeding Trading Day.

(d) Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of

any purchase rights under this Warrant, which number shall be at least 300% of the number of Warrant Shares to be issued upon exercise of this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the trading market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value; (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant; and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant. Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e) Governing Law and Jurisdiction. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. All questions concerning jurisdiction, venue and the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Consulting Agreement.

(f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(g) Non-waiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, powers or remedies. Without limiting any other provision of this Warrant or the Consulting Agreement, if the Company fails to comply with any

provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any reasonable costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Consulting Agreement.

(i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(l) Amendment. Other than as specifically set forth herein, this Warrant may be modified or amended or the provisions hereof waived only with the written consent of the Company and the Holder.

(m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

(o) Execution in Counterparts, Electronic Transmission. This Warrant may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and

any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures appear on following page]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of Issuance Date.

TEN Holdings, Inc.

By: ______________________________
Name: ________ Naoaki Mashita_____
Title: ____ Sole Director_______

Agreed and accepted:

Spirit Advisors LLC.

By: ______________________________
Name: Robert Yu
Title: President

NOTICE OF EXERCISE

TO: TEN Holdings, Inc.

(1) The undersigned hereby elects to purchase______________Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of lawful money of the United States;

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

____

(4) After giving effect to this Notice of Exercise, the undersigned will not have exceeded the Beneficial Ownership Limitation.

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

____

____

____

____

Name of Investing Entity:

____

Signature of Authorized Signatory of Investing Entity:

____

Name:
Title:
Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information. Do not use this form to exercise the warrant.)

TEN Holdings, Inc.

FOR VALUE RECEIVED, [______] all of or [_________] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to
____ whose address is
____.

Dated:____, ________

Holder's Signature: ________________________________

Holder's Address: ________________________________

____

Signed in the presence of:

____

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.